As filed with the Securities and Exchange Commission on May 22, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas and Virginia (State or Other Jurisdiction of Incorporation or Organization)	75-1743247 (I.R.S. Employer Identification No.)

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
(972) 934-9227
(Address of Principal Executive Offices and Zip Code)

Atmos Energy Corporation
1998 Long-Term Incentive Plan
(Full Title of the Plan)

Louis P. Gregory
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
(972) 934-9227
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, no par value (4)	2,500,000	$23.32 per share	$58,300,000	$5,364

Note: In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1)
This registration statement relates to the registration of additional securities under the Atmos Energy Corporation 1998 Long-Term Incentive Plan. Under the original registration statement (File No. 333-73143) relating to the 1998 Long-Term Incentive Plan, the registrant registered 1,500,000 shares of common stock. The filing fee associated with filing the original registration statement was $9,930.

(2)
Pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock, no par value, stated above, such additional shares as may be issued as a result of the antidilution provisions of the 1998 Long-Term Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on May 20, 2002.

(4)
Includes, with respect to each share of common stock, Rights pursuant to the registrant’s Rights Agreement, dated as of November 12, 1997, as amended, between the registrant and EquiServe Trust Company, N.A., as Rights Agent, and until a triggering event thereunder, such Rights trade with, and cannot be separated from the common stock.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The registration statement (File No. 333-73143) on Form S-8 relating to the Atmos Energy Corporation 1998 Long-Term Incentive Plan, filed by Atmos with the Securities and Exchange Commission on March 1, 1999, is incorporated by reference in and made a part of this registration statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Louis P. Gregory, who is a Senior Vice President and General Counsel of Atmos Energy Corporation, will opine for us as to the validity of the offered securities. Mr. Gregory holds vested and unvested options granted under the Atmos Energy Corporation 1998 Long-Term Incentive Plan to purchase a total of 60,000 shares of our common stock.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

5.1	Opinion of Louis P. Gregory

23.1	Consent of Independent Auditors

23.2	Consent of Louis P. Gregory (included in Exhibit 5.1)

24	Power of Attorney (included on Signature Page)

99
Atmos Energy Corporation 1998 Long-Term Incentive Plan (as amended and restated February 14, 2002) (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for quarter ended March 31, 2002) (File No. 1-10042))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 22nd day of May, 2002.

ATMOS ENERGY CORPORATION

By:	/s/ ROBERT W. BEST
Robert W. Best, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Best as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT W. BEST Robert W. Best	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 22, 2002

/S/ JOHN P. REDDY John P. Reddy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2002

/S/ F.E. MEISENHEIMER F.E. Meisenheimer	Vice President and Controller (Principal Accounting Officer)	May 22, 2002

/S/ TRAVIS W. BAIN II Travis W. Bain II	Director	May 22, 2002

/S/ DAN BUSBEE Dan Busbee	Director	May 22, 2002

/S/ RICHARD W. CARDIN Richard W. Cardin	Director	May 22, 2002

3

Signature	Title	Date

/S/ THOMAS J. GARLAND Thomas J. Garland	Director	May 22, 2002

/S/ RICHARD K. GORDON Richard K. Gordon	Director	May 22, 2002

/S/ GENE C. KOONCE Gene C. Koonce	Director	May 22, 2002

/S/ THOMAS C. MEREDITH Thomas C. Meredith	Director	May 22, 2002

/S/ PHILLIP E. NICHOL Phillip E. Nichol	Director	May 22, 2002

/S/ CARL S. QUINN Carl S. Quinn	Director	May 22, 2002

/S/ CHARLES K. VAUGHAN Charles K. Vaughan	Director	May 22, 2002

/S/ RICHARD WARE II Richard Ware II	Director	May 22, 2002

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Louis P. Gregory

23.1	Consent of Independent Auditors

23.2	Consent of Louis P. Gregory (included in Exhibit 5.1)

24	Power of Attorney (included on Signature Page)

99
Atmos Energy Corporation 1998 Long-Term Incentive Plan (as amended and restated February 14, 2002) (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for quarter ended March 31, 2002) (File No. 1-10042))